SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 10, 1999





                              PSI Energy, Inc.
         (Exact name of registrant as specified in its charter)




    Indiana                   1-3543                    35-0594457
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)






                  1000 East Main Street, Plainfield, IN 46168
              (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (317) 839-9611





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                              ITEM 5. OTHER EVENTS.


PSI Energy, Inc. (Company), a subsidiary of Cinergy Corp., expects a reduction in net income of $41 million (after tax) in July related to the extreme weather conditions late in the month. While increased sales from retail operations contributed $5 million after tax, cash losses reflecting costs to serve wholesale power contracts and anticipated liquidated damage claims totaled $46 million after tax.

The extreme weather conditions required the purchase of power needed to supplement generation to meet record wholesale and retail customer demand. The anticipated liquidated damages are related to supply curtailments to eight power marketers for four-to six hours July 30.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              PSI Energy, Inc.
                                               (Registrant)




Date:  August 10, 1999       By:           /s/ Madeleine W. Ludlow
                                  --------------------------------------
                                               Madeleine W. Ludlow
                                  Vice President & Chief Finance Officer
                                                (Signature)